Exhibit 1.1

EXECUTION VERSION

T-MOBILE USA, INC.

$2,000,000,000 Senior Notes due 2021

Purchase Agreement

March 6, 2016

Deutsche Telekom AG

Friedrich-Ebert-Allee 140

53113 Bonn

Germany

Ladies and Gentlemen:

T-Mobile USA, Inc., a Delaware corporation (“Company”), proposes to issue and sell to Deutsche Telekom AG (the “Purchaser”) $2,000,000,000 principal amount of its Senior Notes due 2021 (the “Notes”; the Notes together with the Guarantees (as defined below), are referred to herein as the “Securities”). The Securities will be issued under the Indenture, dated as of April 28, 2013 (as previously amended, the “Base Indenture”), and a supplemental indenture with respect to the Notes, to be dated as of the Closing Date (as defined below), and substantially in the form attached hereto as Exhibit A (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Company, T-Mobile US, Inc., a Delaware corporation (“Parent”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and the other Guarantors (as defined below).

The Notes will bear interest at a rate per annum equal to 5.300%.

The Securities will be sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption therefrom.

The payment of principal of, and premium and interest on, the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Parent, (ii) each of the Company’s subsidiaries listed on Schedule 1 hereto, and (iii) any subsidiary of the Company or Parent formed or acquired after the Closing Date (as defined below) that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Parent and the subsidiaries of the Company or Parent referred to in (ii) and (iii) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).

The Purchaser is entitled to the benefits of the Stockholder’s Agreement, dated as of April 30, 2013 (the “Stockholder’s Agreement”), pursuant to which the Parent has agreed to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities.

As used in this Agreement, the term “Transaction Documents” collectively refers to this Agreement, the Indenture, the Stockholder’s Agreement and the Securities.

1. Purchase of the Securities.

(a) The Company, subject to the conditions set forth herein, agrees to issue and sell Securities in an aggregate principal amount of $2,000,000,000 to the Purchaser as provided in this Purchase Agreement (this “Agreement”), and the Purchaser agrees to purchase from the Company such Securities at a price equal to 100% of the principal amount thereof. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Purchaser represents, warrants and agrees that:

(i) Offshore Transaction. The Purchaser is located outside the United States and is purchasing the Securities in an “offshore transaction” as defined in Regulation S.

(ii) Restricted Notes. The Purchaser (i) acknowledges that the issuance of the Notes has not been registered or qualified under the Securities Act or any state securities laws, and the Notes are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and that the Notes will bear a legend to such effect, and (ii) is purchasing the Notes without any intention of selling, distributing or otherwise disposing of the Notes in a manner that would violate the registration requirements of the Securities Act (iii) agrees that all offers and sales of the Securities prior to the expiration of 40 days from the Closing Date shall be made only in accordance with Rules 903 or 904 under the Securities Act, pursuant to registration of the Securities under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. The Purchaser confirms to the Company that it has such knowledge and experience in business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Notes and of making an informed investment decision and understands that (x) this investment is suitable only for an investor which is able

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to bear the economic consequences of losing its entire investment and (y) the purchase of the Notes by the Purchaser is a speculative investment which involves a high degree of risk of loss of the entire investment.

(iii) Adequate Information; No Reliance. The Purchaser acknowledges and agrees that (i) the Purchaser has been furnished with all materials it considers relevant to making an investment decision to purchase the Notes and has had the opportunity to review the Company’s filings and submissions with the Commission, including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the Purchaser has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Notes, and (iii) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the purchase of the Notes and to make an informed investment decision with respect to the purchase of the Notes. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.

(iv) No Public Market. The Purchaser understands that no public market exists for the Notes, and that there is no assurance that a public market will ever develop for the Notes.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, at 10:00 AM, New York City time, on the Closing Date. For purposes of this Agreement, the “Closing Date” shall mean any business day specified by the Company not less than seven calendar days following the giving of written notice by the Company, and in any event no later than December 7, 2016.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Purchaser against delivery to the Trustee, for the account of the Purchaser, of one or more definitive certificates evidencing the Notes, with any transfer taxes payable in connection with the sale of the Securities to the Purchaser duly paid by the Company. The Purchaser shall be responsible for any transfer taxes due on any subsequent resales of the Securities.

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3. Representations and Warranties of the Company. The Company and the Guarantors jointly and severally represent and warrant to the Purchaser as of the date hereof (or such other date as is expressly stated herein):

(a) Time of Sale Information. The information (the “Public Information”) about Parent and each of Parent’s subsidiaries listed on Schedule 2 hereto (the “Subsidiaries”) set forth in the Parent’s public filings with the Commission made at or prior to 2:20 PM, New York City time on the date hereof (the “Time of Sale”, and such information, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use in the Time of Sale Information.

(b) Incorporated Documents. The documents constituting the Public Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Organization and Good Standing. As of the date of this Agreement and the Closing Date, each of the Company and the Guarantors (i) has been, or will be, as applicable, duly organized and is, or will be, as applicable, validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, (ii) has, or will have, as applicable, all requisite power and authority to carry on its business as it is currently being conducted and as described in the Time of Sale Information, and to own, lease and operate its respective properties and (iii) is, or will be, as applicable duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (A) the business, assets, financial condition, results of operations, or properties of the Company and the Guarantors, taken as a whole, (B) the long-term debt or capital stock of Parent or any Subsidiary, (C) the issuance of the Notes or the related Guarantees or (D) the validity of this Agreement or any other Transaction Document or the transactions described in the Time of Sale Information.

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(d) Due Authorization. The Company and each of the Guarantors has and will have on the Closing Date the required corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(e) The Notes and the Guarantees. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered by the Company as provided in the Indenture and paid for by the Purchaser in accordance with the terms hereof will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture; and the Guarantees have been duly and validly authorized by each of the Guarantors for issuance to the Purchaser pursuant to this Agreement and, when executed by the respective Guarantors in accordance with the provisions of the Indenture and when delivered to the Purchaser in accordance with the terms hereof and thereof, and when the Notes have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, subject to the effect of the Enforceability Exceptions.

(f) The Indenture. The Base Indenture has been duly and validly authorized by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to the effect of the Enforceability Exceptions. The Supplemental Indenture has been duly and validly authorized by the Company and each of the Guarantors, and when duly executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to the effect of the Enforceability Exceptions. The Indenture conforms in all material respects to the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(g) The Purchase Agreement and Stockholder’s Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor constitutes a valid and legally binding agreement of the Company and each

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Guarantor enforceable against the Company and each Guarantor in accordance with its terms, subject to the Enforceability Exceptions; and the Stockholder’s Agreement has been duly authorized and duly executed and delivered by the Parent and constitutes a valid and legally binding agreement of Parent enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(h) Investment Company Act. Each of the Company and each Guarantor is not now and, after completion of the sale of the Securities as contemplated hereunder will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(i) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in Section 4(b) of this Agreement will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(j) Solvency. The Company and the Guarantors, on a consolidated basis, are not, nor will the Company and the Guarantors, on a consolidated basis, be, after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their businesses as proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) insolvent. The fair value and present fair saleable value of the assets of the Company and the Guarantors, on a consolidated basis, exceeds the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including contingent liabilities) as they become absolute and matured.

(k) No Broker’s Fees. There are no contracts, agreements or understandings between or among Parent and the Subsidiaries, and any other person that would give rise to a valid claim against Parent or any Subsidiary or the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the sale of the Securities.

(l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its controlled affiliates or any other person acting on its or their behalf (other than the Purchaser, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

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(m) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 1(b) and its compliance with its agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchaser to register the sale of the Securities of the Purchaser under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(n) No Conflicts; No Consents Required. None of (i) the execution, delivery and performance by the Company and each Guarantor, as applicable, of this Agreement, the Indenture and the consummation of the transactions contemplated by the Transaction Documents to which each of them, respectively, is a party or (ii) the issuance and sale of the Notes and the issuance of the Guarantees violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any “Lien” (as defined in the Indenture) upon any property or assets of Parent or any Guarantor, or an acceleration of any “Indebtedness” (as defined in the Indenture) of Parent or any Guarantor pursuant to (A) any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of Parent or any Guarantor, (B) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which Parent or any Guarantor is a party or by which Parent or any Guarantor or their respective properties, operations or assets is or may be bound or (C) any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except in the case of clauses (B) and (C) above as would not reasonably be expected to have a material adverse effect.

(o) Compliance with Money Laundering Laws. The operations of Parent and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Parent and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the Company’s and the Guarantors’ knowledge, threatened.

(p) No Conflicts with Sanctions Laws. None of Parent, any Subsidiary, or, to the Company’s and the Guarantors’ knowledge, any director, officer, agent, employee or

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controlled affiliate of Parent or any Subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor is Parent or any Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Crimea and Russia (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds from the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to finance or facilitate the activities of any person subject to any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by the Purchaser of Sanctions. For the past 5 years, Parent and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that is the subject of any Sanctions or with any Sanctioned Country.

(q) Foreign Corrupt Practices Act Matters. Neither Parent nor any Subsidiary nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or controlled affiliate of Parent or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Parent and the Subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

Any certificate signed by or on behalf of the Company or any Guarantor and delivered to the Purchaser or to counsel for the Purchaser pursuant to this Agreement or any of the other Transaction Documents shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Purchaser as to the matters covered thereby and not a personal representation or warranty by the person executing such certificate.

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4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with the Purchaser that:

(a) Notice to the Purchaser. The Company will advise the Purchaser promptly, and confirm such advice in writing, (i) of the issuances by any governmental or regulatory authority of any order preventing or suspending the use of any of the Public Information or the initiation or threatening of any proceeding for that purpose, (ii) of the occurrence of any event at any time prior to the Closing Date as a result of which any of the Public Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such Public Information is filed with the Commission or delivered to the Purchaser, not misleading, (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Public Information or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof, and (iv) the occurrence of any actual or potential Legal Impediment (as defined herein).

(b) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to (i) first, low-band spectrum purchases and related transaction costs, or (ii) second, if and to the extent not needed for the purposes under clause (i) above, to redeem, repurchase, defease or otherwise refinance outstanding indebtedness of the Company other than notes issued by the Company to the Purchaser or its affiliates and held by the Purchaser or its affiliates or (iii) if and to the extent not needed for the purposes under clauses (i) or (ii) above, general corporate purposes (other than transactions not permitted by the Stockholder’s Agreement).

(c) Supplying Information. While the Securities remain outstanding and (i) are “restricted securities within the meaning of Rule 144(a)(3) under the Securities Act and (ii) any of the Securities are beneficially owned by the Purchaser or any of the Purchaser’s affiliates, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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(d) DTC. The Company will assist the Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(e) No Integration. Neither the Company nor any of its controlled affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(f) No Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Purchaser, as to which no covenant is given) will engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(g) On the Closing Date, the Supplemental Indenture shall be duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, the Notes shall be duly executed and delivered by a duly authorized officer of the Company and the Guarantees shall have been duly executed and delivered by a duly authorized officer of each of the Guarantors.

5. Conditions of Purchaser’s Obligations. The obligation of the Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations under Sections 1(a) and 4(g) hereof and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Sections 3(a) and (b) of this Agreement shall be true and correct as of the dates specified therein and the representations and warranties of the Company set forth in Sections 3(c) through (g) of this Agreement shall be true and correct as of the Closing Date;

(b) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees (each, a “Legal Impediment”); and

(c) Legal Opinion. The Purchaser shall have received a letter from Gibson, Dunn & Crutcher LLP, counsel for the Company, entitling Purchaser to rely on any opinion of counsel issued by Gibson, Dunn & Crutcher LLP to the Trustee in connection with the issuance of the Notes.

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6. Conditions of Company’s Obligations. The obligation of the Company to issue and sell Securities on the Closing Date as provided herein is subject to the performance by the Purchaser of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser set forth in Section 1(b) of this Agreement shall be true and correct on the date of this Agreement and the Closing Date.

(b) No Legal Impediment to Issuance. No Legal Impediment shall have occurred.

7. Effectiveness of Agreement; Closing Date Deliverables. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

8. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree with the Purchaser to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation, and delivery of the Securities; (ii) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; and (iii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any outside counsel to such parties). Except as contemplated otherwise in this Agreement or the Stockholder’s Agreement, the Company shall not be obligated in any manner to pay or reimburse any expenses or other costs of the Purchaser, including, but not limited to, the costs and expenses of the Purchaser’s legal counsel or any costs incurred by the Purchaser in connection with the transactions contemplated hereby.

9. No Assignment; Persons Entitled to Benefit of Agreement. No party shall be permitted to assign its rights or obligations under this Agreement without the consent of all other parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Purchaser shall be deemed to be a successor merely by reason of such purchase.

10. Default by Purchaser. If the Purchaser shall fail to purchase and pay for any of the Securities agreed to be purchased by the Purchaser hereunder and such failure

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to purchase shall constitute a default in the performance of its obligations under this Agreement, the Company shall be entitled to seek specific performance of the Purchaser’s obligation to purchase and pay for the Securities in addition to any other remedies available to the Company at law or in equity.

11. Survival. The representations, warranties and agreements of the Company, the Guarantors and the Purchaser contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, the Guarantors or the Purchaser.

12. Termination.

(a) This Agreement (i) may be terminated prior to the Closing Date in the sole discretion of the Company, by giving written notice to the Purchaser (a “Termination Notice”) and (ii) shall terminate automatically if the Purchaser has not received a written notice pursuant to Section 2(a) by 12:00 PM Bonn, Germany time on November 30, 2016, in each case subject to the survival of the Company’s obligations under Section 8 and this Section 12. Such termination will become effective (the “Termination Effective Time”) (x) if a Termination Notice is received by Purchaser at or before 12:00 PM Bonn, Germany time on a business day, at 9:00 AM Bonn, Germany time on the next business day, (y) if a Termination Notice is received by Purchaser on a day that is not a business day or on a business day after 12:00 noon German time, at 9:00 AM Bonn, Germany time on the second business day following such receipt or (z) in the case of clause (ii) above, at 9:00 AM Bonn, Germany time on December 1, 2016.

(b) (A) In the event of any such termination pursuant to Section 12(a):

(i) if the Purchaser consents in writing, the Company shall pay to the Purchaser an amount equal to the Actual Costs Termination Amount (as defined below) by wire transfer in immediately available funds to the account(s) specified by the Purchaser to the Company promptly (but in no case later than three business days) after written demand from the Purchaser containing reasonable documentation of the Actual Cash Termination Amount;

(ii) if (x) the Purchaser does not provide consent pursuant to clause (i) above and (y) the Company consents thereto in writing, the Company shall pay to the Purchaser an amount equal to the Mark-to-Market Value Termination Amount (as defined below) by wire transfer in immediately available funds to the account(s) specified by the Purchaser to the Company promptly (but in no case later than three business days) after written demand from the Purchaser containing a calculation of the Mark-to-Market Value Termination Amount of each Hedging Transaction;

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(iii) if (x) the Purchaser does not provide consent pursuant to clause (i) above, (y) the Company does not provide consent pursuant to clause (ii) above and (z) the Company consents thereto in writing, the Company and the Purchaser shall use commercially reasonable efforts to cause each Hedge Provider to agree to permit the Company to directly assume the Purchaser’s rights and obligations pursuant to any Hedge Transactions with such Hedge Provider and the Company shall (1) within three business days from the Termination Effective Time and with effect as of the Termination Effective Time, so assume (and exercise and satisfy from the Termination Effective Time) all rights and obligations of the Purchaser under each such Hedge Transaction and (2) to the extent the Purchaser will not be released from its obligations under any such Hedge Transaction after giving effect to the assumption referenced in clause (1) above, indemnify and hold harmless the Purchaser for any costs of satisfying any obligations under such Hedge Transaction falling due at or after the Termination Effective Time;

(iv) if, with respect to any Hedge Transaction, (x) the Purchaser does not provide consent pursuant to clause (i) above, (y) the Company does not provide consent pursuant to clause (ii) above and (z) the Company does not directly assume all of Purchaser’s rights and obligations pursuant to such Hedge Transaction pursuant to clause (iii) above within three business days from the Termination Effective Time, the Purchaser and the Company shall promptly (but in any event within five business days of the Termination Effective Time) enter into a participation or similar agreement in form and substance reasonably acceptable to each of the Purchaser and the Company pursuant to which the Purchaser’s economic and, to the extent commercially practicable, contractual rights and obligations under any such Hedge Transaction are borne by, and accrue for the benefit of, the Company with economic effect as of the Termination Effective Time (the “Participation”); or

(v) if, with respect to any Hedge Transaction, (w) the Purchaser does not provide consent pursuant to clause (i) above, (x) the Company does not provide consent pursuant to clause (ii) above, (y) the Company does not directly assume all of Purchaser’s rights and obligations pursuant to such Hedge Transaction pursuant to clause (iii) above within three business days from the Termination Effective Time and (z) the Company and the Purchaser do not enter into a Participation within five business days of the Termination Effective Time, then the Company and the Purchaser shall refer the dispute to their respective Chief Financial Officers who shall negotiate in good faith to enter into a Participation.

(vi) if, due to a significant market dislocation, such unwind is not commercially practicable in the time frame provided in the previous sentence, the parties will agree in good faith on an alternative, commercially practicable time frame for such unwinding.

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(B) In addition, the Company will pay to the Purchaser by wire transfer in immediately available funds to the account(s) specified by the Purchaser to the Company promptly after written demand from the Purchaser (containing reasonable documentation) the Purchaser Legal Fees and Expenses. The “Purchaser Legal Fees and Expenses” are the documented and reasonable costs and out-of-pocket expenses of the Purchaser’s outside legal counsel incurred by the Purchaser in connection with (x) the negotiation and execution of this Agreement, (y) the entry into and termination or unwinding of the Hedge Transactions and (z) the negotiation and execution of any transaction contemplated by Section12(b)(iii), (iv) or (v) (but, in each case and for the avoidance of doubt, excluding any expenses in connection with litigation or disputes in connection with this Agreement; this Agreement does not purport to contain an agreement with respect to such litigation or dispute-related expenses).

(c) Promptly upon (but no later than five business days after) the effectiveness thereof, the Purchaser shall deliver to the Company copies of confirmations or other definitive documentation governing any Hedge Transactions (as defined below) from the Hedge Provider.

(d) The Purchaser shall deliver to the Company the Mark-to-Market Value Termination Amount (in the case of clause (z) of this clause (d), from the Hedge Provider, and in the case of clauses (x) and (y) of this clause (d), from the Hedge Provider or pursuant to the Purchaser’s treasury system) (x) monthly on the seventh day of each calendar month from April 2016 (or, if such date is not a business day, on the immediately succeeding business day) (calculated as if the Termination Effective Time were on such date), (y) promptly (but in any event within two business days) after receipt of a reasonable and written request therefor from the Company to the extent available to the Purchaser using its commercially reasonable efforts (calculated as if the Termination Effective Time were on the date of the receipt of such request) and (z) promptly (but in any event within two business days) after the Termination Effective Time.

(e) The Purchaser shall deliver reasonably detailed documentation of the Actual Costs Termination Amount from the Hedge Provider promptly (but in any event within two business days) after the later of (i) the actual termination of a Hedge Transaction and (ii) a payment demand under Section 12(b)(i).

(f) Definitions.

(i) As used in this Agreement, “Actual Costs Termination Amount” shall mean the termination costs (if greater than zero) actually paid or payable by Purchaser in connection with the unwind, conducted by Purchaser in good faith and in a commercially reasonable manner on the business day on which the Termination Effective Time occurs, of any Hedge Transaction.

14

(ii) As used in this Agreement, “Mark-to-Market Value Termination Amount” shall mean the amount of the mark-to-market value (if negative from the perspective of the Purchaser) as of the business day on which the Termination Effective Time occurs of the Hedge Transactions as provided by (i) the Hedge Provider or (ii) in the case of clauses (d)(x) and (y) above, the Hedge Provider or the Purchaser’s treasury system, as applicable, in each case, in reasonable detail.

(iii) As used in this Agreement, “Hedge Transaction” shall mean any currency or interest rate hedge transactions entered into by the Purchaser with third parties to hedge its exposure to changes in currency exchange rates or interest rates as a result of entering into this Agreement in a notional amount not to exceed $2,000,000,000 (the “Hedge Transactions”)

(iv) As used in this Agreement, “Hedge Provider” shall mean the Purchaser’s counterparty in the Hedge Transactions.

(g) In addition to the foregoing, this Agreement may be terminated (i) at the election of the Company, by notice given to Purchaser on or prior to 11AM Bonn, Germany time on Monday, March 7, 2016, if, at 10AM Bonn, Germany time on such date, the yield on the 1.125% U.S. Treasury Notes due February 28, 2021 (the “Reference T-Bill”), as reported on Bloomberg Page BTMM_US (the “Source Page”), is 0.884% per annum or less or (ii) at the election of the Purchaser, by notice given to the Company on or prior to 11AM Bonn, Germany time on Monday, March 7, 2016, if, at 10AM Bonn, Germany time on such date, the yield on the Reference T-Bill, as reported on the Source Page, is 1.884% per annum or greater. Any termination by the Company or Purchaser pursuant to this Section 12(g) will be effective immediately and shall be without liability to the other parties hereto, including without limitation any liability for the respective other party’s legal fees and expenses incurred in connection with this Agreement.

(h) For the avoidance of doubt, any termination pursuant to this Section 12 will be with respect to the entire aggregate principal amount of the Securities. Partial terminations are not permitted.

13. Registration Rights. Notwithstanding anything in the Stockholder’s Agreement to the contrary, the Parent shall not be required to file a registration statement with the Commission providing for the registration under the Securities Act of the Securities prior to the date that is six months after the Closing Date.

14. Additional Disclosures. Purchaser shall be deemed to have received any information filed by Parent or the Company with the Commission subsequent to the date

15

of this Agreement and prior to the Closing Date. The Company may elect in its sole discretion to deliver to the Purchaser at any time prior to the Closing Date one or more disclosure schedules (the “Disclosure Schedules”). Any such Disclosure Schedules may be designated by the Company as confidential, in which case Purchaser shall keep such information confidential until the Company or Parent elects in its sole discretion to release such information.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Bonn, Germany.

16. Miscellaneous.

(a) Notices.

(i) Subject to subsection (ii) below, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Purchaser shall be mailed, delivered, couriered or faxed and confirmed in writing to Deutsche Telekom AG, Friedrich-Ebert-Allee 140, 53113 Bonn, Germany, Attention: Group Treasurer (Fax: +49 228 181 84088 and with a copy to Allen & Overy LLP, One Bishops Square, London E1 6AD, United Kingdom, Attention: Matthias Baudisch, Esq. (Fax: +44 20 3088 0088) and Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York, Attention: Justin S. Cooke, Esq. (Fax: +1 212 610 6300). If sent to the Company and the Guarantors, all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to T-Mobile USA, Inc., 12920 SE 38th Street, Bellevue, Washington 98006, Attention: General Counsel, and with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention: Joerg H. Esdorn, Esq. (Fax: +1 212 351 5276) and Gibson, Dunn & Crutcher LLP, 555 Mission Street, San Francisco, California 94105, Attention: Stewart L. McDowell, Esq. (Fax: +1 415 374 8461).

(ii) Notwithstanding clause (i) above, all notices pursuant to Section 12(f) shall be given by email to the following email addresses:

(A) If given by the Purchaser: Marc.Rome@T-Mobile.com; Dirk.Wehrse@T-Mobile.com; Rahul.Modi1@T-Mobile.com; Craig.Codlin@T-Mobile.com; David.Conroy@T-Mobile.com; jesdorn@gibsondunn.com; smcdowell@gibsondunn.com; fdavid@gibsondunn.com.

16

(B) If given by the Company: axel.luetzner@telekom.de; stephan.wiemann@telekom.de; matthias.potyka@telekom.de; christoph.appel@telekom.de; markus.schaefer01@telekom.de; justin.cooke@allenovery.com; matthias.baudisch@allenovery.com; lorin.vannuland@allenovery.com.

If any of the email addresses set forth in this clause (ii) are unavailable at the time of any such notice, delivery to the remaining email addresses for such party will suffice. If all email addresses for such party are unavailable at such time, the notifying party may notify the other party in accordance with the procedures set forth in clause (i) above and the time of the first failed email delivery shall be deemed to be the time of delivery of such notice.

(b) Governing Law and Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof. Each of the parties hereto agrees that any suit, action or proceeding against it brought by any of the other parties hereto or any of the other parties’ directors, officers, employees and agents or by any person who controls such other party, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

17

[Remainder of Page Intentionally Left Blank]

18

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President and Chief Financial Officer

[Purchase Agreement]

IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION
VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.
VOICESTREAM PITTSBURGH, L.P.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President and Chief Financial Officer

[Purchase Agreement]

Accepted: March 6, 2016

DEUTSCHE TELEKOM AG

By:	/s/ Stephan Wiemann
Name:	Stephan Wiemann
Title:	SVP Treasury

By:	/s/ Markus Schäfer
Name:	Markus Schäfer
Title:	VP

[Purchase Agreement]

Schedule 1

GUARANTORS

Entity	Jurisdiction of Organization
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless Investment Company, LLC	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Management Company, Inc.	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile US, Inc.	Delaware
T-Mobile West LLC	Delaware
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware
VoiceStream PCS I Iowa Corporation	Delaware
VoiceStream Pittsburgh General Partner, Inc.	Delaware
VoiceStream Pittsburgh, L.P.	Delaware

S1-1

Schedule 2

SUBSIDIARIES

Entity	Jurisdiction of Organization
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless Investment Company, LLC	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Management Company, Inc.	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Airtime Funding LLC	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile USA Foundation	Washington
T-Mobile USA, Inc.	Delaware
T-Mobile USA Tower LLC	Delaware
T-Mobile West LLC	Delaware
T-Mobile West Tower LLC	Delaware
TMUS Assurance Corporation	Hawaii
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware
VoiceStream PCS I Iowa Corporation	Delaware
VoiceStream Pittsburgh General Partner, Inc.	Delaware
VoiceStream Pittsburgh, L.P.	Delaware

S2-1

EXHIBIT A

SUPPLEMENTAL INDENTURE

Attached.

Exhibit A-1

T-MOBILE USA, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

5.300% SENIOR NOTES DUE 2021

[TWENTY-FIRST]1 SUPPLEMENTAL INDENTURE

Dated as of [            ], 2016

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

[1]	Title of supplemental indenture subject to change if additional supplemental indentures are entered into between the execution date of the Purchase Agreement and the Closing Date.

TABLE OF CONTENTS

		Page

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE		1

Section 1.01	Definitions.	1
Section 1.02	Other Definitions.	8
Section 1.03	Rules of Construction.	8

ARTICLE II. THE NOTES		8

Section 2.01	Creation of the Notes; Designations.	8
Section 2.02	Forms Generally.	9
Section 2.03	Title and Terms of Notes.	9
Section 2.04	Transfer and Exchange.	11

ARTICLE III. REDEMPTION AND PREPAYMENT		11

Section 3.01	Optional Redemption.	11
Section 3.02	Redemption Procedures.	12

ARTICLE IV. COVENANTS		12

ARTICLE V. MISCELLANEOUS		13

Section 5.01	Effect of [Twenty-First] Supplemental Indenture.	13
Section 5.02	Governing Law.	13
Section 5.03	Waiver of Jury Trial.	13
Section 5.04	No Adverse Interpretation of Other Agreements.	14
Section 5.05	Successors.	14
Section 5.06	Severability.	14
Section 5.07	Counterparts.	14
Section 5.08	Table of Contents, Headings, etc.	14
Section 5.09	Beneficiaries of this [Twenty-First] Supplemental Indenture.	14
Section 5.10	No Personal Liability of Directors, Officers, Employees and Stockholders.	15
Section 5.11	The Trustee.	15

ARTICLE VI. DEFAULTS AND REMEDIES		14

Section 6.01	Events of Default.	14

-i-

TABLE OF CONTENTS

(continued)

Page

ARTICLE VII. [RESERVED]	15

ARTICLE VIII. [RESERVED]	15

ARTICLE IX. [RESERVED]	15

ARTICLE X. NOTE GUARANTEES	15

-ii-

EXHIBITS

Exhibit A	Form of Initial Note

-iii-

[TWENTY-FIRST] SUPPLEMENTAL INDENTURE (this “[Twenty-First] Supplemental Indenture”), dated as of [            ], 2016 (the “Series Issue Date”), among T-Mobile USA, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

WHEREAS, the Company has heretofore executed and delivered an Indenture, dated as of April 28, 2013 (the “Base Indenture”), among the Company, the Guarantors party thereto and the Trustee, providing for the issuance from time to time of one or more Series of the Company’s Notes;

WHEREAS, Section 2.02 of the Base Indenture permits the forms and terms of the Notes of any Series as permitted in Sections 2.01 and 2.02 of the Base Indenture to be established in a supplemental indenture to the Base Indenture;

WHEREAS, the Company has requested the Trustee to join with it and the Guarantors in the execution of this [Twenty-First] Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of a Series of Notes to be known as the Company’s 5.300% Senior Notes due 2021 and adding certain provisions thereto for the benefit of the Holders of the Notes of such Series;

WHEREAS, the Company has furnished the Trustee with a duly authorized and executed Company Order dated [            ], 2016 authorizing the execution of this [Twenty-First] Supplemental Indenture and the issuance of the Notes established hereby; and

WHEREAS, all things necessary to make this [Twenty-First] Supplemental Indenture a valid, binding and enforceable agreement of the Company, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done;

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes established hereby:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

The Base Indenture, as supplemented by the Eleventh Supplemental Indenture, dated as of May 1, 2013, by and among the Company, the guarantors party thereto and the Trustee, the Sixteenth Supplemental Indenture, dated as of August 11, 2014, by and among the Company, the guarantors party thereto and the Trustee, and the Nineteenth Supplemental Indenture, dated as of September 28, 2015, by and among the Company, the guarantors party thereto and the Trustee, and as amended and supplemented in respect of the Notes by this [Twenty-First] Supplemental Indenture is collectively referred to as the “Indenture.” All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture. If a capitalized term is defined both in the Base Indenture and this [Twenty-First] Supplemental Indenture, the definition in this [Twenty-First] Supplemental Indenture shall apply to the Notes established hereby (and any Note Guarantee in respect thereof).

“$3.5B Notes” means the $1,750,000,000 in principal amount of MetroPCS Wireless, Inc.’s 6.250% Senior Notes due 2021 and $1,750,000,000 in principal amount of MetroPCS Wireless, Inc.’s 6.625% Senior Notes due 2023, each issued as of March 19, 2013, pursuant to the Indenture, between MetroPCS Wireless, Inc., MetroPCS, Inc., MetroPCS Communications, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as supplemented by the First Supplemental Indenture dated March 19, 2013 or the Second Supplemental Indenture dated March 19, 2013 thereto, as applicable, as amended by the Third Supplemental Indenture dated April 29, 2013, as further supplemented by the Fourth Supplemental Indenture dated May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as further supplemented by the Fifth Supplemental Indenture, dated as of July 15, 2013, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as further supplemented by the Sixth Supplemental Indenture, dated as of August 11, 2014, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, and as further supplemented by the Seventh Supplemental Indenture, dated as of September 28, 2015, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (as so supplemented and amended, the “$3.5B Notes Indenture”), (ii) any additional 6.250% Senior Notes due 2021 and 6.625% Senior Notes due 2023 issued under the $3.5B Notes Indenture as part of the same series, and (iii) any “Exchange Notes” (as defined in the $3.5B Notes Indenture) relating thereto.

“6 5/8% Senior Notes Indenture” means the Indenture, dated as of September 21, 2010, as supplemented by the Second Supplemental Indenture, dated November 17, 2010, among MetroPCS Wireless, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of December 23, 2010, by MetroPCS Wireless, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as further supplemented by the 6 5/8% Senior Notes Sixth Supplemental Indenture, governing the 6 5/8% Senior Notes due 2020 issued by MetroPCS Wireless, Inc., as further supplemented by the Seventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as further supplemented by the Eighth Supplemental Indenture, dated as of July 15, 2013, among T-Mobile USA, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as further supplemented by the Ninth Supplemental Indenture, dated as of August 11, 2014, among T-Mobile USA, Inc., the guarantors named therein and Wells Fargo Bank, N.A, as trustee, and as further supplemented by the Tenth Supplemental Indenture, dated as of September 28, 2015, among T-Mobile USA, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee.

“Closing Date” means the date on which the Merger was consummated, or May 1, 2013.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including non-cash impairment charges and any write-off or write-down or amortization of intangibles but excluding amortization of ordinary course prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an ordinary course accrual of or reserve for cash expenses in any future period or amortization of any ordinary course prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (including all fees and expenses relating thereto), including (a) any fees, expenses and costs relating to the Towers Transaction, (b) any fees, expenses or charges related to any sale or offering of Equity Interests of such Person or Parent, any acquisition or disposition or any Indebtedness, in each case that is permitted to be incurred hereunder (in each case, whether or not successful), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Notes of this Series, provided that Consolidated Cash Flow shall not be deemed to be increased by more than $250.0 million in any twelve-month period pursuant to this clause (b), (c) any premium, penalty or fee paid in relation to any repayment, prepayment or repurchase of Indebtedness, (d) any fees or expenses relating to the Transactions and the offering, issuance and sale (in each case, whether or not successful) of the DT Notes and any “Exchange Notes” (as defined in the Base Indenture) issued in respect thereof and the Permitted MetroPCS Notes and any “Exchange Notes” (as defined in the $3.5B Notes Indenture), and (e) restructuring charges, integration costs (including retention, relocation and contract termination costs) and related costs and charges, provided such costs and charges under this clause (e) shall not exceed $300.0 million in any twelve-month period, plus, for the first four years after the Closing Date, up to an additional $300.0 million in any twelve-month period related to the Transactions); plus

(5) New Market Losses, up to a maximum aggregate amount of $300.0 million in any twelve-month period; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such

Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

For the avoidance of doubt, calculations of “Consolidated Cash Flow” of the Company for any period prior to the Closing Date for purposes of calculating the Debt to Cash Flow Ratio shall be on a pro forma basis as described in the last paragraph of the definition of “Debt to Cash Flow Ratio.”

“DT Notes” shall have the meaning assigned to such term in the Business Combination Agreement.

“Existing Indebtedness” means (a) Indebtedness of the Company and its Subsidiaries (other than Indebtedness in respect of the DT Notes) in existence on the Closing Date, until such amounts are repaid, (b)(1) the $3.5B Notes in existence on the Closing Date (and any “Exchange Notes” (as defined in the $3.5B Notes Base Indenture) relating thereto) and the TMUS Working Capital Facility, and (2) all other Indebtedness of MetroPCS Wireless, Inc. and its Subsidiaries in existence on the Closing Date that was not incurred in violation of the terms of the Business Combination Agreement, in each case until such amounts are repaid (provided that the aggregate principal amount of Indebtedness incurred in contemplation of the Transactions, including any Indebtedness in the form of the $3.5B Notes and notes issued on the date of the Base Indenture (other than Indebtedness under the TMUS Working Capital Facility), in each case permitted by this clause (b), shall not exceed $20.5 billion).

“Existing Senior Notes” means (i) the 7 7/8% Senior Notes due 2018 issued pursuant to that certain Indenture, dated as of September 21, 2010, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of September 21, 2010, among MetroPCS Wireless Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as further supplemented by that certain Third Supplemental Indenture, dated as of December 23, 2010, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, and as amended and restated by that certain Fifth Supplemental Indenture, dated as of December 14, 2012, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, (ii) the 6 5/8% Senior Notes due 2020 issued pursuant to the 6 5/8% Senior Notes Indenture, (iii) the $3.5B Notes existing on the Closing Date, (iv) the DT Notes existing on the Closing Date, (v) the 5 1⁄4% Senior Notes due 2018 issued pursuant to the Base Indenture, as supplemented by that certain Thirteenth Supplemental Indenture, dated as of August 21, 2013, by and among the Company, the guarantors named therein and the Trustee, (vi) the 6.125% Senior Notes due 2022 issued pursuant to the Base Indenture, as supplemented by that certain Fourteenth Supplemental Indenture dated as of November 21, 2013, by and among the Company, the guarantors named therein and the Trustee, (vii) the 6.500% Senior Notes due 2024 issued pursuant to the Base Indenture, as supplemented by that certain Fifteenth Supplemental Indenture dated as of November 21, 2013, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (viii) the 6.000% Senior Notes due 2023 issued pursuant to the Base Indenture, as supplemented by that certain Seventeenth Supplemental Indenture dated as of September 5, 2014, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (ix) the 6.375% Senior Notes due 2025 issued pursuant to the Base Indenture, as supplemented by that certain Eighteenth Supplemental Indenture dated as of September 5, 2014, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and (x) the 6.500% Senior Notes due 2026 issued pursuant to the Base Indenture, as supplemented by that certain Twentieth Supplemental Indenture dated as of November 5, 2015, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.2

“Issue Date” means the effective date of the Board Resolution, Officers’ Certificate or supplemental indenture pursuant to which the first series of DT Notes was issued under the Base Indenture, or April 28, 2013.

“Permitted Investments” means:

(1) any Investment in the Company or in any Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 of the Base Indenture;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or Equity Interests of Parent;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

[2]	NTD: To be updated in the event of any new notes issuances in between the signing date of the Purchase Agreement and the Notes Issue Date.

(8) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

(9) any payment on or with respect to, or purchase, redemption, defeasement or other acquisition or retirement for value of (i) the Notes of this Series, and any Additional Notes of the same Series, (ii) the DT Notes, and any Additional Notes (as defined in the Base Indenture) of the same Series, and any Exchange Notes (as defined in the Base Indenture) relating thereto, (iii) any of MetroPCS Wireless Inc.’s 7 7/8% Senior Notes due 2018 issued pursuant to that certain Indenture, dated as of September 21, 2010, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of September 21, 2010, among MetroPCS Wireless Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as further supplemented by that certain Third Supplemental Indenture, dated as of December 23, 2010, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, and as amended and restated by that certain Fifth Supplemental Indenture, dated as of December 14, 2012, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, (iv) any of MetroPCS Wireless Inc.’s 6 5/8% Senior Notes due 2020 issued pursuant to the 6 5/8% Senior Notes Indenture, (v) any of the $3.5B Notes or (vi) any other Indebtedness that is pari passu with the Notes of this Series;

(10) advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of the Company or any of its Restricted Subsidiaries;

(11) Investments existing on the Closing Date, including Investments held by MetroPCS Wireless, Inc., the Company and their Subsidiaries immediately prior to the Merger;

(12) Investments in the ISIS Joint Venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Closing Date that are at that time outstanding, not to exceed $300.0 million;

(13) Permitted Bond Hedge Transactions which constitute Investments;

(14) (a) Permitted Joint Venture Investments, and (b) other Investments in any Person other than an Affiliate of the Company (excluding any Person that is an Affiliate of the Company solely by reason of Parent’s ownership, directly or indirectly, of Equity Interests or Parent’s control, of such Person or which becomes an Affiliate as a result of such Investment), to the extent such Investment under (a) or (b) has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed 12.5% of the Company’s Total Assets on the date of such Investment;

(15) Investments in a Person primarily engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the Closing Date that are at that time outstanding, not to exceed $250.0 million;

(16) guarantees permitted under Section 4.09 hereof; and

(17) deposits or payments made with the FCC in connection with the auction or licensing of Governmental Authorizations;

(18) any Investment deemed made from time to time pursuant to Section 4.18 of the Base Indenture in connection with a Specified Unrestricted Subsidiary Designation, in an amount equal to the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiaries designated as Unrestricted Subsidiaries pursuant to such Specified Unrestricted Subsidiary Designation, but only to the extent not in excess of the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in such designated Subsidiaries as of the Closing Date (for this purpose, it shall be assumed, as regards to Investments in any Designated Tower Entity, that all wireless communications sites, towers, and related contracts, equipment, improvements, real estate, and other assets of the Company and its Subsidiaries subject to the Towers Transaction that are contemplated to be transferred to the Designated Tower Entities in accordance with the terms of the Towers Transaction, as contemplated in the Towers Transaction Agreements as in effect as of March 19, 2013, had been transferred to the Designated Tower Entities, whether or not all such transfers have in fact then taken place, but disregarding any transfers of assets not part of the Towers Transaction as contemplated in the Towers Transaction Agreements as in effect as of March 19, 2013); and

(19) any other Investments made in connection with the Towers Transaction, as contemplated in the Towers Transaction Agreements as in effect as of March 19, 2013.

Notwithstanding any other provision to the contrary, no Permitted Investment shall be deemed to be a Restricted Payment.

“Permitted MetroPCS Notes” shall have the meaning assigned to such term in the Business Combination Agreement.

“Series Issue Date Existing Indebtedness” means the Notes of any Series (other than the Notes of this Series) issued under the Base Indenture and in existence on or being issued on the Series Issue Date (including the DT Notes) (and any “Exchange Notes” (as defined in the Base Indenture) relating thereto) and, in each case, the related Note Guarantees (other than the Notes issued on the Series Issue Date).

“Transactions” means (i) the Merger, (ii) the offering of the Permitted MetroPCS Notes and the DT Notes and the incurrence of the TMUS Working Capital Facility, (iii) the refinancing of Existing Indebtedness on or prior to the Closing Date, (iv) the “Cash Payment” and the “MetroPCS Reverse Stock Split”, each as defined in the Business Combination Agreement, and (v) all other transactions consummated in connection therewith.

“TMUS Working Capital Facility” shall have the meaning assigned to such term in the Business Combination Agreement.

Section 1.02	Other Definitions.

Additional Notes	2.03
Base Indenture	Recitals
[Twenty-First] Supplemental Indenture	Preamble
Series Issue Date	Preamble

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) “including” means “including, without limitation”; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II.

THE NOTES

Section 2.01	Creation of the Notes; Designations.

In accordance with Section 2.01 of the Base Indenture, the Company hereby creates a Series of Notes issued pursuant to the Indenture. The Notes of this Series shall be known and designated as the “5.300% Senior Notes due 2021” of the Company. The Notes of this Series shall be entitled to the benefits of the Note Guarantee of each Guarantor signatory hereto, or that may hereafter execute a supplemental indenture in accordance with Section 4.17 of the Base Indenture, each such

Note Guarantee to be governed by Article X of the Base Indenture (including without limitation the provisions for release of such Note Guarantee in respect of the Notes of this Series pursuant to Section 10.04 of the Base Indenture).

Section 2.02	Forms Generally.

(a) General. The Notes of this Series and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes of this Series may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note of this Series will be dated the date of its authentication. The Notes of this Series shall be in minimum denominations of $2,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes of this Series will constitute, and are hereby expressly made, a part of this [Twenty-First] Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this [Twenty-First] Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any such Note conflicts with the express provisions of this [Twenty-First] Supplemental Indenture, the provisions of this [Twenty-First] Supplemental Indenture shall govern and be controlling.

(b) Global Notes. Notes of this Series issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes of this Series issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes of this Series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of this Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of this Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of this Series represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Section 2.03	Title and Terms of Notes.

The aggregate principal amount of Notes of this Series which shall be authenticated and delivered on the Series Issue Date under the Indenture shall be $2,000,000,000; provided, however, that subject to the Company’s compliance with Section 4.09 of the Base Indenture, the Company from time to time, without giving notice to or seeking the consent of the Holders of Notes of this Series, may issue additional notes (the “Additional Notes”) in any amount having the same terms as the Notes of this Series in all respects, except for the issue date, the issue price, the initial Interest Payment Date and rights under a related registration rights agreement, if any. Any such Additional Notes shall be authenticated by the Trustee upon receipt of a Company Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes of this Series issued under the Indenture) constitute a single Series of Notes under the Indenture; provided that if such Additional Notes are not fungible with the Notes of this Series for U.S. federal income tax purposes, as applicable, as determined by the Company, such Additional Notes may have a separate CUSIP number.

(a) The Notes of this Series issued on the Series Issue Date will be issued at an issue price of 100% of the principal amount thereof.

(b) The principal amount of the Notes of this Series is due and payable in full on March 15, 2021 unless earlier redeemed.

(c) The Notes of this Series shall bear interest (computed on the basis of a 360-day year comprised of twelve 30-day months) at the rate of 5.300% per annum from and including the Issue Date until maturity or early redemption; and interest will be payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on March 15, 2017, to the Persons in whose name such Notes of this Series were registered at the close of business on the preceding March 1 or September 1, respectively.

(d) Principal of and interest on the Notes of this Series shall be payable as set forth in Exhibit A.

(e) Other than as provided in Article III of this [Twenty-First] Supplemental Indenture, the Notes of this Series shall not be redeemable.

(f) The Notes of this Series shall not be entitled to the benefit of any mandatory redemption or sinking fund.

(g) The Notes of this Series shall not be convertible into any other securities.

(h) The Notes of this Series will be unsubordinated debt securities and will be entitled to unsubordinated Note Guarantees of the Guarantors in accordance with the terms of the Indenture.

(i) The Company initially appoints the Trustee as Registrar and Paying Agent with respect to the Notes of this Series until such time as the Trustee has resigned or a successor has been appointed.

(j) The Notes of this Series will initially be evidenced by one or more Definitive Notes issued in the name of DT.

(k) The Company shall pay principal of, premium, if any, and interest on the Notes of this Series in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

(l) The terms and provisions of Appendix A of the Base Indenture shall apply to the Notes of this Series.

Section 2.04	Transfer and Exchange.

The Notes of this Series shall be issued in registered form and shall be transferable only upon the surrender of a Note of this Series for registration of transfer and in compliance with Appendix A of the Base Indenture.

When Notes of this Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of this Series of other denominations, the Registrar will register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes of this Series at the Registrar’s request. A Holder of Notes of this Series may transfer or exchange Notes of this Series only in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder of Notes of this Series, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Prior to due presentment of any Note of this Series for registration of transfer, the Company, the Trustee, any agent of the Company or the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note of this Series is registered as the absolute owner of such Note for all purposes, including for the purpose of receiving payment of principal of, and any premium and any interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note of this Series shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes of this Series issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as such Notes surrendered upon such transfer or exchange.

ARTICLE III.

REDEMPTION AND PREPAYMENT

Section 3.01	Optional Redemption.

The Notes of this Series may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made part of this [Twenty-First] Supplemental Indenture, together with accrued and unpaid interest to, but not including, the redemption date.

Section 3.02	Redemption Procedures.

The provisions of Article III of the Base Indenture shall apply in the case of a redemption pursuant to this Article III.

ARTICLE IV.

COVENANTS

With respect to this Series of Notes, Article IV of the Base Indenture shall be amended as follows:

Section 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries.

The provisions of Section 4.08(b)(3) of the Base Indenture shall be amended to read as follows:

“(3) Series Issue Date Existing Indebtedness, the Notes issued on the Series Issue Date, and any Additional Notes of the same Series, the Note Guarantees in respect thereof, and the Base Indenture, as supplemented by the [Twenty-First] Supplemental Indenture;”.

Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock.

Section 4.09(b)(2) of the Base Indenture shall be amended to read as follows:

“(2) the incurrence by the Company and its Restricted Subsidiaries of any Existing Indebtedness or any Series Issue Date Existing Indebtedness;”.

Section 4.09(b)(3) of the Base Indenture shall be amended to read as follows:

“(3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes to be issued on the date of the [Twenty-First] Supplemental Indenture and the related Note Guarantees;”.

Section 4.09(b)(18) of the Base Indenture shall be amended to read as follows:

“(18) the incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes of this Series;”.

Section 4.11	Transactions with Affiliates.

Section 4.11(b) of the Base Indenture shall be amended by (i) inserting the word “and” after the semicolon at the end of clause (11); (ii) deleting “; and” at the end of clause (12) and replacing it with a period and (iii) deleting clause (13).

Section 4.17	Additional Note Guarantees.

Section 4.17 of the Base Indenture shall be amended and restated in its entirety as follows:

“If (a) the Company or any of the Company’s Domestic Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (and such Subsidiary is a Wholly-Owned Subsidiary and is neither a Designated Tower Entity, the Reinsurance Entity nor an Immaterial Subsidiary) after the Series Issue Date or (b) any Restricted Subsidiary of the Company guarantees any Specified Issuer Indebtedness of the Company after the Series Issue Date or (c) Parent or any Subsidiary of Parent acquires or creates a Subsidiary that directly or indirectly owns Equity Interests of the Company, then the Company or Parent, as applicable, will cause that newly acquired or created Domestic Restricted Subsidiary, Restricted Subsidiary or Subsidiary of Parent to become a Guarantor of the Notes of this Series and execute a supplemental indenture and, if requested by the Trustee, deliver an Opinion of Counsel reasonably satisfactory to the Trustee within 10 Business Days after the date on which it was acquired or created or guarantees such Specified Issuer Indebtedness, as applicable, or reasonably promptly thereafter.”

Section 4.19	Changes in Covenants When Notes Rated Investment Grade.

The first clause of the first sentence of Section 4.19 shall be amended to replace the words “Closing Date” with the words “Series Issue Date”.

ARTICLE V.

MISCELLANEOUS

Section 5.01	Effect of [Twenty-First] Supplemental Indenture.

(a) This [Twenty-First] Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Base Indenture shall (notwithstanding Section 12.12 thereof or Section 5.04 hereof) be read together with this [Twenty-First] Supplemental Indenture and shall have the same effect over the Notes of this Series, in the same manner as if the provisions of the Base Indenture and this [Twenty-First] Supplemental Indenture were contained in the same instrument.

(b) In all other respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this [Twenty-First] Supplemental Indenture.

Section 5.02	Governing Law.

THE INDENTURE AND THE NOTES OF THIS SERIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.03	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS [TWENTY-FIRST] SUPPLEMENTAL INDENTURE.

Section 5.04	No Adverse Interpretation of Other Agreements.

Subject to Section 5.01, this [Twenty-First] Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Subject to Section 5.01, any such other indenture, loan or debt agreement may not be used to interpret this [Twenty-First] Supplemental Indenture.

Section 5.05	Successors.

All agreements of the Company in this [Twenty-First] Supplemental Indenture and the Notes of this Series will bind its successors. All agreements of the Trustee in this [Twenty-First] Supplemental Indenture will bind its successors. All agreements of each Guarantor in this [Twenty-First] Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 5.06	Severability.

In case any provision in this [Twenty-First] Supplemental Indenture or in the Notes of this Series is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 5.07	Counterparts.

This [Twenty-First] Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this [Twenty-First] Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this [Twenty-First] Supplemental Indenture as to the parties hereto and may be used in lieu of the original [Twenty-First] Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 5.08	Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this [Twenty-First] Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this [Twenty-First] Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 5.09	Beneficiaries of this [Twenty-First] Supplemental Indenture.

Nothing in this [Twenty-First] Supplemental Indenture or in the Notes of this Series, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes of this Series, any benefit or any legal or equitable right, remedy or claim under this [Twenty-First] Supplemental Indenture.

Section 5.10	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes of this Series, this [Twenty-First] Supplemental Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes of this Series by accepting a Note of this Series waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of this Series.

Section 5.11	The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this [Twenty-First] Supplemental Indenture and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of the Notes of this Series and of this [Twenty-First] Supplemental Indenture as fully and with like effect as set forth in full herein.

ARTICLE VI.

[RESERVED]

ARTICLE VII.

[RESERVED]

ARTICLE VIII.

[RESERVED]

ARTICLE IX.

[RESERVED]

ARTICLE X.

NOTE GUARANTEES

With respect to this Series of Notes, Article X of the Base Indenture shall be amended as follows:

Section 10.05	Guarantors May Consolidate, etc. on Certain Terms.

Section 10.05(2)(A) shall be amended to delete the words “in form and substance reasonably satisfactory to the Trustee”.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this [Twenty-First] Supplemental Indenture to be duly executed, all as of the date first written above.

T-MOBILE USA, INC.

By:
Name:
Title:

[Signature page to [Twenty-First] Supplemental Indenture]

GUARANTORS:[3]

IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION
VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.
VOICESTREAM PITTSBURGH, L.P.

By:
Name:
Title:

[3]	List of guarantors to be confirmed prior to the execution date of this supplemental indenture.

[Signature page to [Twenty-First] Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature page to [Twenty-First] Supplemental Indenture]

EXHIBIT A

[Form of Face of Initial Note]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE [TWENTY-FIRST] SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Definitive Notes held by DT]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-1

[CUSIP]

[ISIN]

5.300% Senior Notes due 2021

No.	$

T-MOBILE USA, INC.

promises to pay to                      or registered assigns,

the principal sum of              DOLLARS on March 15, 2021.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

Exhibit A-2

Dated: , 2016

T-MOBILE USA, INC.

By:
Name:
Title:

Exhibit A-3

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	Deutsche Bank National Trust Company

By:
Authorized Signatory

Exhibit A-4

[Form of Reverse Side of Initial Note]

5.300% Senior Notes due 2021 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Interest (computed on the basis of a 360-day year comprised of twelve 30-day months) shall accrue on the principal amount of this Note from and including [            ], 2016 until maturity at a rate per annum equal 5.300%.

The Company promises to pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 15, 2017. If an Interest Payment Date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder of a Definitive Note is not required to surrender such Definitive Note to the Trustee in order to receive payment of principal at maturity. Such Definitive Note, after payment has been made, shall be cancelled without the requirement of presentation.

(3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes pursuant to an Indenture dated as of April 28, 2013 (the “Base Indenture”) among the Company, the Guarantors and the Trustee, as amended and supplemented with respect to the Notes by the [Twenty-First] Supplemental Indenture dated as

Exhibit A-5

of [            ], 2016 (the “[Twenty-First] Supplemental Indenture”; the Base Indenture, as supplemented by the Eleventh Supplemental Indenture, dated as of May 1, 2013 by and among the Company, the guarantors party thereto and the Trustee, the Sixteenth Supplemental Indenture, dated as of August 11, 2014 by and among the Company, the guarantors party thereto and the Trustee, and the Nineteenth Supplemental Indenture, dated as of September 28, 2015, by and among the Company, the guarantors party thereto and the Trustee, and as amended and supplemented in respect of the Notes by the [Twenty-First] Supplemental Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and, to the extent so included in the Indenture, to the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured, unsubordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) On or after March 15, 2018, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, if any Global Notes are outstanding, subject to the ability of the Depositary to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on March 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date for periods prior to such redemption date:

Year	Percentage
2018	102.650%
2019	101.325%
2020 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to March 15, 2018, the Company may also redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, if any Global Notes are outstanding, subject to the ability of Depositary to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 15, 2018, the Company may on any one or more occasions redeem up to 35% of the

Exhibit A-6

aggregate principal amount of Notes issued under the Indenture at a redemption price of 105.300% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Company or contributions to the Company’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by the Company or the date of contribution to the Company’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

“Applicable Premium” means, as calculated by the Company and provided to the Trustee, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at March 15, 2018 (such redemption price being set forth in the table appearing above under Section 5(a) hereof, plus (ii) all required interest payments due on the Note through March 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note, if greater.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2018; provided, however, that if the period from the redemption date to March 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an officer’s certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

Exhibit A-7

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control Triggering Event, the Company will be required to make a Change of Control Offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date for periods prior to such repurchase date pursuant to Section 4.15 of the Base Indenture. Within 30 days following any Change of Control Triggering Event, the Company will send a notice to each Holder and the Trustee describing the transaction or transactions and identify the ratings decline that together constitute the Change of Control Triggering Event, offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within twenty days of each date on which the aggregate amount of Excess Proceeds exceeds $100.0 million, the Company shall apply the entire aggregate amount of unutilized Excess Proceeds (not only the amount in excess of $100.0 million) to make an Asset Sale Offer pursuant to Section 4.10 of the Base Indenture to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes (including any Additional Notes) and purchase or redeem such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness that may be purchased or redeemed with Excess Proceeds thereof plus accrued and unpaid interest thereon to, but not including, the date of consummation of the purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in response to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such other pari passu Indebtedness to be purchased or redeemed on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

Exhibit A-8

(8) NOTICE OF REDEMPTION. Notice of redemption will be sent at least 30 days (or, if any Global Notes are outstanding, such shorter period as may be permitted by the eligibility rules of the Depositary) but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend and supplement the Indenture as provided in the Base Indenture.

(12) DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Exhibit A-9

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

(14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

[(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.]

(18) GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Attention: General Counsel

Fax: (425) 383-7040

Exhibit A-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Base Indenture, check the appropriate box below:

☐  Section 4.10                    ☐  Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-12

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $        principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-13

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Exhibit A-14

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit A-15